Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Matt Funke, CFO
June 9, 2017	(573) 778-1800

SOUTHERN MISSOURI BANCORP ANNOUNCES "AT-THE-MARKET"
 OFFERING OF SHARES OF COMMON STOCK

Poplar Bluff, Missouri - Southern Missouri Bancorp, Inc. (the "Company") (NASDAQ: SMBC), the parent corporation of Southern Bank (the "Bank"), today announced that it had filed a prospectus supplement to its effective shelf registration statement on Form S-3 for the sale of shares of its common stock having an aggregate market value of up to $25,000,000 through an "at the market" equity offering program.

The Company intends to use the net proceeds from the offering for general corporate purposes, which may include working capital to support organic growth at Southern Bank, and to support possible acquisitions to the extent available.  The shares will be offered through Keefe, Bruyette & Woods, Inc. A Stifel Company as distribution agent.  The distribution agent may sell shares of our common stock by any method permitted by law deemed to be an "at the market offering" as defined in Rule 415 of the Securities Act of 1933, as amended, including without limitation sales made directly on the NASDAQ Global Market, on any other existing trading market for the common stock or to or through a market maker.  In addition, the distribution agent may also sell the shares of common stock by any other method permitted by law, including, but not limited to, negotiated transactions.  Sales may be made at market prices prevailing at the time of the sale, at prices related to prevailing market prices or at negotiated prices.

The Company has filed with the U.S. Securities and Exchange Commission ("SEC") a prospectus supplement to the prospectus contained in its existing shelf registration statement on Form S-3 (File No. 333-202963) for the offering of shares of common stock described in this communication.  Before you invest, you should read the prospectus, the prospectus supplement relating to the "at the market" program, and other documents the Company has filed with the SEC (many of which are incorporated by reference into the prospectus and prospectus supplement) for more complete information about the Company and the at the market program.  You may obtain copies of the prospectus supplement and accompanying prospectus relating to the offering without charge by visiting the SEC's website at www.sec.gov, or from Keefe, Bruyette & Woods, 787 Seventh Avenue, 4th Floor, New York, NY 10019 (telephone 800.966.1559).

This press release is for information purposes only and is not an offer to sell or the solicitation of an offer to buy any security of the Company, which is made only by means of a prospectus supplement and related prospectus, nor will there be any sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Southern Missouri Bancorp and Southern Bank

Southern Missouri Bancorp is a bank holding company with consolidated assets of approximately $1.5 billion that conducts business primarily through Southern Bank, its wholly owned banking subsidiary.  Southern Bank provides its customers with a full array of community banking services.  Southern Bank focuses on relationship banking through its headquarters in Poplar Bluff and 32 additional full service offices and three limited service offices in Missouri and Arkansas.  More information about the Company and Southern Bank may be found on the Company's website at www.bankwithsouthern.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are those that are not historical facts.  Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond the Company's control).  Forward-looking statements often include the words "believes," "expects," "anticipates," "estimates," "forecasts," "intends," "plans," "targets," "potentially," "probably," "projects," "outlook" or similar expressions or future conditional verbs such as "may," "will," "should," "would" and "could."  The Company's actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance.  For more information about factors that could cause actual results to differ from those discussed in the forward-looking statements, please refer to the Company's prospectus and prospectus supplement and the documents incorporated by reference therein.

The forward-looking statements are based upon management's beliefs and assumptions and are made as of the date of this press release.  The Company undertakes no obligation to publicly update or revise any forward-looking statements included in this press release or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by law.  In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur and you should not put undue reliance on any forward-looking statements.